EXHIBIT 95.1

Federal Mine Safety and Health Act Information

Workplace safety is fundamental to our culture.  Our operating subsidiaries empower their employees to be actively involved in continuous efforts to prevent accidents.  By providing a work environment that rewards safety and encourages employee participation in the safety process, our mining operations strive to be the leaders in safety performance in our industry.

We are also a recognized leader in developing and implementing new technologies to improve safety throughout the industry.  Our subsidiary, Matrix Design, is an innovator in the design and development of technologies intended to improve safety in underground mining operations.  In fact, in 2013, Matrix Design was awarded a Mine Safety and Health Technology Innovation Award by the U.S. National Institute for Occupational Safety and Health.  Matrix Design products include portable, wireless communication and electronic tracking systems for providing surface personnel the ability to communicate with and locate underground mining personnel, and proximity detection systems designed to improve the safety of continuous mining machines and other mobile equipment used in underground operations.  Matrix Design has completed installation of its communication and tracking system at our operating subsidiaries and has either installed or received orders to install this vital safety system at over half of the operating underground coal mines in the U.S.  In addition, Matrix Design’s first-generation proximity detection system, M3-1000, has been installed on continuous miners in use at underground coal mines operated by our subsidiaries and others.  The Mine Safety and Health Administration (“MSHA”) also recently approved Matrix Design’s second-generation proximity detection system, IntelliZone, expanding the availability of this safety technology to various forms of mobile equipment used in underground mines to carry coal between continuous miners and conveyor belts.  In addition, in September 2013, Matrix Design received MSHA approval for the use of Matrix Design’s new advanced-technology atmospheric monitoring sensors (“AMS”) for underground mining operations.  The AMS technology, which was developed at the request of Alpha Natural Resources, Inc. (“Alpha”) and is presently being implemented at various Alpha affiliates, is designed to provide services that integrate voice communications, personnel tracking, atmospheric monitoring, and calibration tools for underground mining.  The AMS technology is designed to operate by either wired or wireless connections.

Our industry is focused on improving employee safety and its safety performance is continuously monitored, including through the mining industry standard of “non-fatal days lost,” or “NFDL,” which reflects both the frequency and severity of injuries incurred and, we believe, is a better measure of safety performance than compliance statistics.  As indicated in the chart below, these efforts have resulted in significant safety improvements as the industry average NFDL as of the third quarter of 2013, as reported(a) by MSHA, has decreased approximately 61% since 2000.

EXHIBIT 95.1

National Incidence Rates of Non Fatal Days Lost (NFDL)
All underground Bituminous Coal Mines
2000 -- 2013
NFDL RATE
0
2
4
6
8
10
8.53
7.37
7.50
6.64
5.98
5.42
5.09
5.00
4.47
4.22
3.77
3.53
3.42
3.29
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013

(a)         Data compiled for all U.S. underground bituminous coal mines and related surface facilities from the MSHA report “Mine Injury and Worktime, Quarterly Closeout Edition.”  Data for 2000 through 2012 reflects the “January – December, Final” report for each year.  Data for 2013 reflects the “January – September, Preliminary” report for the first nine months of 2013.

During this same time period, the combined NFDL rating of our operating subsidiaries has averaged approximately one-third lower than the industry average.

Our mining operations are subject to extensive and stringent compliance standards established pursuant to the Federal Mine Safety and Health Act of 1977, as amended by the MINER Act (as amended, the “Mine Act”).  MSHA monitors and rigorously enforces compliance with these standards, and our mining operations are inspected frequently.  Citations and orders are issued by MSHA under Section 104 of the Mine Act for violations of the Mine Act or any mandatory health or safety standard, rule, order or regulation promulgated under the Mine Act.  A Section 104(a) “Significant and Substantial” or “S&S” citation is generally issued in a situation where the conditions created by the violation do not cause imminent danger, but in the opinion of the MSHA inspector could significantly and substantially contribute to the cause and effect of a mine safety or health hazard.  During the twelve months ended December 31, 2013, our mines were subject to 7,235 MSHA inspection days with an average of only 0.13 S&S citations written per inspection day.

We endeavor to comply at all times with all Mine Act regulations.  However, the Mine Act has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without fault.  If, in the opinion of an MSHA inspector, a condition exists that violates the Mine Act or regulations promulgated thereunder, then a citation or order will be issued regardless of whether we had any knowledge of, or fault in, the existence of that condition.  Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation often depends on the opinions or experience of the MSHA inspector involved and the frequency of citations will vary from inspector to inspector.

EXHIBIT 95.1

The number of citations issued also is affected by the size of the mine, in that the number of citations issued generally increases with the size of the mine.  Our mines typically are larger in scale than most underground coal mines in the U.S. in terms of area, production and employee hours.

We take all allegations of violations of Mine Act standards seriously, and if we disagree with the assertions of an MSHA inspector, we exercise our right to challenge those findings by “contesting” the citation or order pursuant to the procedures established by the Mine Act and its regulations.  During 2013, our operating subsidiaries have contested approximately 22% of all citations and 55% of S&S citations issued by MSHA inspectors.  These contest proceedings frequently result in the dismissal or modification of previously issued citations, substantial reductions in the penalty amounts originally assessed by MSHA, or both.

The Dodd-Frank Act requires issuers to include in periodic reports filed with the SEC certain information relating to citations or orders for violations of standards under the Mine Act.  The following tables include information required by the Dodd-Frank Act for the twelve months ended December 31, 2013.  The mine data retrieval system maintained by MSHA may show information that is different than what is provided herein.  Any such difference may be attributed to the need to update that information on MSHA’s system and/or other factors.

EXHIBIT 95.1

Subsidiary Name / MSHA Identification Number (1)	Section 104(a) S&S Citations(2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations (5)	Section 107(a) Orders (6)	Total Dollar Value of MSHA Assessments Proposed (in thousands) (7)

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	73	-	2	-	-	$142.3
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	$-
1512083	-	-	-	-	-	$-
1513514	-	-	-	-	-	$-
1516460	-	-	-	-	-	$-
1517216	111	-	5	-	-	$310.8
1517232	65	-	-	-	-	$94.2
1517678	-	-	-	-	-	$-
1517740	-	-	-	-	-	$-
1517758	-	-	-	-	-	$-
1514335	4	-	-	-	-	$2.0
Hopkins County Coal, LLC (KY)
1502013	2	-	-	-	-	$1.8
1511935	-	-	-	-	-	$0.1
1517377	-	-	-	-	-	$-
1517515	-	-	-	-	-	$-
1518826	75	-	1	-	-	$178.6
1517378	-	-	-	-	-	$-
River View Coal, LLC (KY)
1503178	1	-	-	-	-	$0.7
1519374	130	-	2	-	-	$224.4
White County Coal, LLC (IL)
1102662	-	-	-	-	-	$-
1103058	64	-	-	-	-	$320.2
Alliance WOR Processing, LLC (IL)
1103242	-	-	-	-	-	$0.1
Gibson County Coal, LLC (IN)
1202388	-	-	-	-	-	$0.6
1202215	43	-	-	-	-	$192.2
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	$-
1518547	48	-	-	-	1	$155.4
1518864	-	-	-	-	-	$-
1517044	-	-	-	-	-	$-
Central Appalachian Operations
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	$-
1509571	-	-	-	-	-	$-
1514324	3	-	-	-	-	$1.1
1518839	26	-	-	-	-	$54.2
1518056	-	-	-	-	-	$-
MC Mining, LLC (KY)
1508079	21	1	3	-	1	$530.3
1517733	8	-	-	-	-	$9.3
1519515	54	-	-	-	-	$52.6
Northern Appalachian Operations
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	$-
1800671	2	-	-	-	-	$2.4
Mettiki Coal (WV), LLC
4609028	55	-	2	-	-	$289.1
Tunnel Ridge, LLC (PA/WV)
4608864	158	3	4	-	-	$663.7
Other
4403236	-	-	-	-	-	$-
4403255	-	-	-	-	-	$-
4406630	-	-	-	-	-	$-
4406867	-	-	-	-	-	$-

EXHIBIT 95.1

Subsidiary Name / MSHA Identification Number (1)	Total Number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) (yes/no) (8)	Legal Actions Pending as of Last Day of Period	Legal Actions Initiated During Period	Legal Actions Resolved During Period

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	-	No	34	9	17
Warrior Coal, LLC (KY)
1505230	-	No	-	-	-
1512083	-	No	-	-	-
1513514	-	No	-	-	-
1516460	-	No	-	-	-
1517216	-	No	23	10	23
1517232	-	No	3	3	2
1517678	-	No	-	-	-
1517740	-	No	-	-	-
1517758	-	No	-	-	-
1514335	-	No	1	1	3
Hopkins County Coal, LLC (KY)
1502013	-	No	3	2	-
1511935	-	No	-	-	-
1517377	-	No	-	-	-
1517515	-	No	-	-	-
1518826	-	No	34	13	6
1517378	-	No	-	-	-
River View Coal, LLC (KY)
1503178	-	No	-	-	-
1519374	-	No	6	8	26
White County Coal, LLC (IL)
1102662	-	No	-	-	-
1103058	1	No	23	10	9
Alliance WOR Processing, LLC (IL)
1103242	-	No	-	-	1
Gibson County Coal, LLC (IN)
1202388	-	No	1	-	2
1202215	-	No	11	7	20
Sebree Mining, LLC (KY)
1519264	-	No	-	-	-
1518547	-	No	10	10	1
1518864	-	No	-	-	-
1517044	-	No	-	-	-
Central Appalachian Operations
Pontiki Coal, LLC (KY)
1508413	-	No	-	-	-
1509571	-	No	-	-	-
1514324	-	No	2	1	3
1518839	-	No	10	2	29
1518056	-	No	-	-	-
MC Mining, LLC (KY)
1508079	-	No	26	16	31
1517733	-	No	-	1	1
1519515	-	No	2	2	-
Northern Appalachian Operations
Mettiki Coal, LLC (MD)
1800621	-	No	-	-	-
1800671	-	No	-	-	-
Mettiki Coal (WV), LLC
4609028	-	No	7	10	13
Tunnel Ridge, LLC (PA/WV)
4608864	-	No	12	10	4
Other
4403236	-	No	-	-	-
4403255	-	No	-	-	-
4406630	-	No	-	-	-
4406867	-	No	-	-	-

EXHIBIT 95.1

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of December 31, 2013 that fall into each of the following categories is as follows:

Subsidiary Name / MSHA Identification Number (1)	Contests of Citations and Orders	Contests of Proposed Penalties	Complaints for Compensation	Complaints of Discharge/ Discrimination/ Interference	Applications for Temporary Relief	Appeals of Judges Rulings

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	5	29	-	-	-	-
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	-
1512083	-	-	-	-	-	-
1513514	-	-	-	-	-	-
1516460	-	-	-	-	-	-
1517216	6	17	-	-	-	3
1517232	-	3	-	-	-	-
1517678	-	-	-	-	-	-
1517740	-	-	-	-	-	-
1517758	-	-	-	-	-	-
1514335	-	1	-	-	-	-
Hopkins County Coal, LLC (KY)
1502013	-	3	-	-	-	-
1511935	-	-	-	-	-	-
1517377	-	-	-	-	-	-
1517515	-	-	-	-	-	-
1518826	4	30	-	-	-	4
1517378	-	-	-	-	-	-
River View Coal, LLC (KY)
1503178	-	-	-	-	-	-
1519374	-	6	-	-	-	-
White County Coal, LLC (IL)
1102662	-	-	-	-	-	-
1103058	-	23	-	-	-	-
Alliance WOR Processing, LLC (IL)
1103242	-	-	-	-	-	-
Gibson County Coal, LLC (IN)
1202388	-	1	-	-	-	-
1202215	2	9	-	-	-	-
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	-
1518547	-	10	-	-	-	-
1518864	-	-	-	-	-	-
1517044	-	-	-	-	-	-
Central Appalachian Operations
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	-
1509571	-	-	-	-	-	-
1514324	-	2	-	-	-	-
1518839	-	10	-	-	-	1
1518056	-	-	-	-	-	-
MC Mining, LLC (KY)
1508079	-	26	-	-	-	-
1517733	-	-	-	-	-	-
1519515	-	2	-	-	-	-
Northern Appalachian Operations
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	-
1800671	-	-	-	-	-	-
Mettiki Coal (WV), LLC
4609028	-	7	-	-	-	-
Tunnel Ridge, LLC (PA/WV)
4608864	-	12	-	-	-	-
Other
4403236	-	-	-	-	-	-
4403255	-	-	-	-	-	-
4406630	-	-	-	-	-	-
4406867	-	-	-	-	-	-

EXHIBIT 95.1

(1)	The statistics reported for each of our subsidiaries listed above are segregated into specific MSHA identification numbers.

(2)

Mine Act section 104(a) S&S citations shown above are for alleged violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine health and safety hazard. It should be noted that, for purposes of this table, S&S citations that are included in another column, such as Section 104(d) citations, are not also included as Section 104(a) S&S citations in this column.

(3)	Mine Act section 104(b) orders are for alleged failures to totally abate a citation within the time period specified in the citation.

(4)

Mine Act section 104(d) citations and orders are for an alleged unwarrantable failure (i.e. aggravated conduct constituting more than ordinary negligence) to comply with mandatory health or safety standards.

(5)

Mine Act section 110(b)(2) violations are for an alleged “flagrant” failure (i.e. reckless or repeated) to make reasonable efforts to eliminate a known violation of a mandatory safety or health standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

(6)

Mine Act section 107(a) orders are for alleged conditions or practices which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated and result in orders of immediate withdrawal from the area of the mine affected by the condition.

(7)

Amounts shown include assessments proposed by MSHA during the twelve months ended December 31, 2013 on all citations and orders, including those citations and orders that are not required to be included within the above chart.

(8)

Mine Act section 104(e) written notices are for an alleged pattern of violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine safety or health hazard.